                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A

                           AMENDMENT TO CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MARCH 30, 1998



                         UNIVERSAL FOREST PRODUCTS, INC.
             (Exact name of Registrant as specified in its charter)




         MICHIGAN                            000-22684                          381465835
(State or Other Jurisdiction             (Commission File No.)             (IRS Employer File No.)
        of Incorporation)                                                    Identification No.)


             2801 EAST BELTLINE, N.E., GRAND RAPIDS, MICHIGAN 49525
               (Address of Principal Executive Offices) (Zip Code)


                                 (616) 364-6161
              (Registrant's Telephone Number, Including Area Code)


                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)

This Amendment amends the Current Report on Form 8-K of Universal Forest Products, Inc., dated April 13, 1998, relating to events occurring on March 30, 1998. As provided in Item 7(a)(4) of the instructions to Form 8-K, the Current Report on Form 8-K excluded the required financial statements for Shoffner Industries, Inc., the business acquired. This Amendment is filed to provide the required audited consolidated financial statements of Shoffner Industries, Inc. and the required consolidating condensed pro forma financial information.

The following information amends Item 7 of the Current Report on Form 8-K and sets forth, in its entirety, the information as amended.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS


(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED. The following consolidated financial statements of Shoffner Industries, Inc. are filed as part of this Amendment to Current Report. Financial Statements for the three months ended March 29, 1998 and March 31, 1997, labeled "Unaudited", have been compiled and prepared by management:


       Independent Auditors' Report


       Consolidated Balance Sheets as of March 29, 1998 (Unaudited), December 31, 1997, and December 31, 1996


       Consolidated Statements of Shareholders' Equity for the Years Ended December 31, 1997 and December 31, 1996


       Consolidated Statements of Income for the Three Months Ended March 29, 1998 and March 31, 1997 (Unaudited), and for the Years Ended December 31, 1997 and December 31, 1996



       Consolidated Statements of Cash Flows for the Three Months Ended March 29, 1998 and March 31, 1997 (Unaudited), and for the Years Ended December 31, 1997 and December 31, 1996


       Notes to Consolidated Financial Statements


(b) PRO FORMA FINANCIAL INFORMATION. The following unaudited consolidating pro forma financial information is filed as part of this Amendment to Current Report:


       Description of Consolidating Pro Forma Financial Information

       Consolidating Condensed Pro Forma Balance Sheet as of March 28, 1998

       Consolidating Condensed Pro Forma Statements of Earnings for the Three Months Ended March 28, 1998 and for the Year Ended December 27, 1997

       Notes to Consolidating Condensed Pro Forma Financial Statements

(c)    EXHIBITS.


      2.1(1) Agreement and Plan of Reorganization dated as of March 30, 1998, by and among Universal Forest Products, Inc., UFP Acquisition Corp. II, Shoffner Industries, Inc., and the Shareholders of Shoffner Industries, Inc., together with the Annexes thereto.

       23     Consent of Apple, Bell, Johnson & Co., P.A.








--------
      (1) Previously filed with the Current Report on Form 8-K of Universal Forest Products, Inc., dated April 13, 1998, relating to events occurring on March 30, 1998.

                          INDEPENDENT AUDITORS' REPORT


To the Officers and Directors
Shoffner Industries, Inc. and Subsidiaries
Route #1, Box 97
Burlington, North Carolina

       We have audited the accompanying consolidated balance sheets of Shoffner Industries, Inc. and Subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, shareholders' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

       We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

       In our opinion, the aforementioned consolidated financial statements present fairly, in all material respects, the financial position of Shoffner Industries, Inc. and Subsidiaries as of December 31, 1997 and 1996, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.

       As discussed in Note 10 to the financial statements, the Company changed its method of valuing its inventory in 1996.

                                             Yours very truly,



                                             APPLE, BELL, JOHNSON & CO., P.A.
                                             Certified Public Accountants
                                             Burlington, North Carolina
                                             January 26, 1998

                   SHOFFNER INDUSTRIES, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS


                                                                        (UNAUDITED)
                                                                         March 29,     December 31,    December 31,
                                                                            1998          1997             1996
                                                                        -----------    ------------    -----------
ASSETS

CURRENT ASSETS
      Cash and cash equivalents......................................  $    514,271   $  1,610,317   $     630,374
      Accounts receivable
         Less allowance for doubtful accounts - $175,500 in
         1998, $125,000 in 1997 and  $80,000 in 1996.................     7,694,435      7,482,378       5,663,505
      Accounts receivable - Officer..................................             0              0         152,460
      Inventories:
         Raw materials...............................................     9,656,155      7,882,114       5,447,638
         Finished goods..............................................     1,744,265      1,148,580         900,852
      Prepaid expenses...............................................        57,158         20,333               0
      Income tax refund..............................................             0              0         408,221
      Deferred income tax............................................             0              0         208,745
                                                                       ------------   ------------   -------------

         TOTAL CURRENT ASSETS........................................    19,666,284     18,143,722      13,411,795

PROPERTY, PLANT AND EQUIPMENT
      Land and land improvements.....................................     4,759,477      4,548,208       3,026,770
      Buildings......................................................     8,185,485      8,177,290       7,689,526
      Automobiles and trucks.........................................     4,595,976      4,568,843       4,158,197
      Machinery and equipment........................................    13,733,035     13,659,210       9,309,535
      Office furniture, fixtures and equipment.......................     2,849,590      2,726,749       2,330,360
      Other..........................................................     3,459,078      3,328,023       2,736,219
                                                                       ------------   ------------   -------------
                                                                         37,582,641     37,008,323      29,250,607
      LESS:  Accumulated depreciation................................    12,695,058     12,424,787      10,306,417
                                                                       ------------   ------------   -------------

         NET PROPERTY, PLANT AND EQUIPMENT...........................    24,887,583     24,583,536      18,944,190

OTHER ASSETS
      Cash surrender value of life insurance, net....................     1,837,570      1,730,631       1,430,157
      Other..........................................................        11,715         11,715          11,715
                                                                       ------------   ------------   -------------

         TOTAL OTHER ASSETS..........................................     1,849,285      1,742,346       1,441,872
                                                                       ------------   ------------   -------------

TOTAL ASSETS.........................................................   $46,403,152    $44,469,604     $33,797,857
                                                                       ============   ============   =============


See accompanying notes and independent auditors' report.

                   SHOFFNER INDUSTRIES, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS


                                                                       (UNAUDITED)
                                                                        March 29,     December 31,    December 31,
                                                                          1998            1997           1996
                                                                       ----------    -----------     -----------
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
      Current portion of long-term debt..............................  $    353,405   $    353,405  $  1,122,946
      Accounts payable and other accrued liabilities.................     2,654,540      2,114,080     1,374,110
      Accrued wages and benefits.....................................       768,916      1,657,703     2,253,982
      Accrued federal and state income tax...........................       187,444        132,131             0
                                                                       ------------   ------------  ------------

         TOTAL CURRENT LIABILITIES...................................     3,964,305      4,257,319     4,751,038

NONCURRENT INCOME TAX PAYABLE........................................       129,049        241,897       362,846

LONG-TERM DEBT.......................................................    21,066,273     13,156,408     6,762,268

DEFERRED INCOME TAXES................................................             0              0     1,834,625

DEFERRED COMPENSATION................................................       360,778        360,778       277,176

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY
      Common Stock
         Voting - $0.10 par 100,000 shares authorized,
            25,000 shares outstanding................................         2,500          2,500         2,500
         Nonvoting - $0.10 par 1,900,000 shares authorized,
            475,000 shares outstanding...............................        47,500         47,500        47,500

      Retained earnings..............................................    20,832,747     26,403,202    19,759,904
                                                                       ------------   ------------    ----------

         TOTAL SHAREHOLDERS' EQUITY..................................    20,882,747     26,453,202    19,809,904
                                                                       ------------   ------------    ----------

TOTAL LIABILITIES & SHAREHOLDERS' EQUITY.............................   $46,403,152    $44,469,604   $33,797,857
                                                                        ===========    ===========   ===========

See accompanying notes and independent auditors' report.

                   SHOFFNER INDUSTRIES, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                     Years Ended December 31, 1997 and 1996



                                 Class A     Class A     Class B      Class B
                                 Voting      Voting    Non-Voting    Non-Voting
                                 Shares      Common       Shares      Common       Shares      Common      Retained
                               Outstanding    Stock    Outstanding     Stock     Outstanding   Stock       Earnings        Total
                               -----------   ------    -----------   ----------  -----------   ------      --------        -----
BALANCE,
JANUARY 1, 1996,
AS PREVIOUSLY REPORTED.......                                                     533,956      $53,396    $17,955,958   $18,009,354

ADD:
   Adjustment for the
   cumulative effect
   on prior years of
   applying retroactively
   the new method of
   accounting for
   inventories (Note 10).....                                                                                 368,178       368,178
                                  ------     ------      -------       -------    -------     --------    -----------   -----------

BALANCE,
JANUARY 1, 1996,
AS ADJUSTED..................          0          0            0             0    533,956       53,396     18,324,136    18,377,532

ADD:
   Net income for 1996.......                                                                               4,992,279     4,992,279

DEDUCT:
   Dividends paid............                                                                              (1,200,000)   (1,200,000)
   Redemption of
   common stock..............                                                     (33,956)      (3,396)    (2,356,511)   (2,359,907)

RECAPITALIZATION.............     25,000      2,500      475,000        47,500   (500,000)     (50,000)             0             0
                                  ------     ------      -------       -------    -------     --------    -----------   -----------

BALANCE,
DECEMBER 31, 1996............     25,000      2,500      475,000        47,500          0            0     19,759,904    19,809,904
                                  ------     ------      -------       -------    -------     --------    -----------   -----------


ADD:
   Net income for 1997.......                                                                              10,758,298    10,758,298

DEDUCT:
   Dividends paid............                                                                              (4,115,000)   (4,115,000)
                                  ------     ------      -------       -------    -------     --------    -----------   -----------


BALANCE,
DECEMBER 31, 1997............     25,000     $2,500      475,000       $47,500          0     $      0    $26,403,202   $26,453,202
                                  ======     ======      =======       =======    =======     ========    ===========   ===========


See accompanying notes and independent auditors' report.

                   SHOFFNER INDUSTRIES, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME





                                                          (UNAUDITED)
                                                       Three Months Ended                  Years Ended
                                                     ------------------------       -------------------------
                                                     March 29,       March 31,      December 31,  December 31,
                                                       1998             1997           1997           1996
                                                     --------        ---------      -----------   ------------
SALES (Net of discounts, returns
  and allowances)..................................   $17,230,929     $16,987,316    $91,027,391    $75,430,340

COST OF GOODS SOLD.................................    12,577,135      12,575,959     64,329,666     51,824,450
                                                      -----------     -----------    -----------    -----------

GROSS PROFIT.......................................     4,653,794       4,411,357     26,697,725     23,605,890

OPERATING EXPENSES:
     General and administrative....................     5,503,447       1,624,139      9,992,076      9,475,179
     Selling.......................................     1,716,369       1,403,904      6,854,063      5,930,937
                                                      -----------     -----------    -----------    -----------

                                                        7,219,816       3,028,043     16,846,139     15,406,116
                                                      -----------     -----------    -----------    -----------

OPERATING INCOME (LOSS)............................    (2,566,022)      1,383,314      9,851,586      8,199,774

OTHER INCOME :
     Interest expense..............................      (309,039)       (181,979)      (891,619)      (438,146)
     Interest income...............................        32,124          18,109        108,961        220,503
     Gain (Loss) on sale of plant assets...........      (110,260)         11,128         70,756        101,055
     Other.........................................         4,292           7,564         33,234         41,544
                                                      -----------     -----------    -----------    -----------

                                                         (382,883)       (145,178)      (678,668)       (75,044)
                                                      -----------     -----------    -----------    -----------

INCOME (LOSS) BEFORE
INCOME TAXES.......................................    (2,948,905)      1,238,136      9,172,918      8,124,730

PROVISION FOR INCOME TAXES:
     Current.......................................        50,597               0         40,500      3,009,987
     Deferred provision (benefit)..................             0               0     (1,625,880)       122,464
                                                      -----------     -----------    -----------    -----------

                                                           50,597               0     (1,585,380)     3,132,451
                                                      -----------     -----------    -----------    -----------

NET INCOME (LOSS)..................................   ($2,999,502)     $1,238,136    $10,758,298    $ 4,992,279
                                                      ===========     ===========    ===========    ===========




See accompanying notes and independent auditors' report.

                   SHOFFNER INDUSTRIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS





                                                            (UNAUDITED)
                                                         Three Months Ended                        Years Ended
                                                      ---------------------------      -----------------------------------
                                                      March 29,        March 31,         December 31,       December 31,
                                                         1998             1997              1997                1996
                                                      ---------        ---------       ----------------  -----------------
CASH FLOWS FROM OPERATING
  ACTIVITIES
     Net income ...................................   ($2,999,502)     $ 1,238,136      $10,758,298       $ 4,992,279
     Adjustments to reconcile net income to
       net cash provided by operations
         Depreciation..............................       633,882          452,266        2,351,605         1,696,598
         Deferred income taxes.....................             0                0       (1,625,880)           25,461
         Deferred compensation.....................             0                0           83,602            87,497
         Loss (gain) on sales of property,
           plant & equipment.......................       110,260          (11,128)         (70,756)         (101,055)
         Changes in:
           Accounts receivable.....................      (212,057)      (1,002,949)      (1,666,413)         (469,586)
           Income tax refund.......................             0                0          408,221          (408,221)
           Inventories.............................    (2,369,725)      (2,475,789)      (2,682,204)         (631,151)
           Prepaid expenses........................       (36,825)         239,164          (20,333)                0
           Accounts payable and other
             accrued liabilities...................       540,460          533,886          739,970          (325,832)
           Accrued wages and benefits..............      (888,787)      (1,934,823)        (596,279)          421,090
           Accrued federal and state
             income taxes..........................        55,313           (6,006)         132,131           (73,115)
           Noncurrent income taxes payable.........      (112,848)               0         (120,949)          362,846
                                                      -----------      -----------      -----------       -----------
     NET CASH PROVIDED (USED) BY
     OPERATING ACTIVITIES..........................    (5,279,829)      (2,967,243)       7,691,013         5,576,811

CASH FLOWS FROM  FINANCING
  ACTIVITIES
     Proceeds of long-term borrowings..............    10,200,000        4,950,000        5,899,216         1,500,000
     Payments of long-term borrowings..............    (2,290,135)        (294,243)        (274,617)       (1,144,260)
     Dividends paid................................    (2,570,953)               0       (4,115,000)       (1,200,000)
                                                      -----------      -----------      -----------       -----------
     NET CASH PROVIDED (USED) BY
     FINANCING ACTIVITIES .........................     5,338,912        4,655,757        1,509,599          (844,260)

CASH FLOWS FROM INVESTING
  ACTIVITIES
     Purchase of property, plant & equipment.......    (1,048,189)      (2,027,287)      (8,024,618)       (5,811,071)
     Proceeds from property, plant and
       equipment sales.............................             0                0          104,423           422,300
     Redemption of common stock....................             0                0                0        (2,359,907)
     Increase in cash value of life insurance......      (106,939)         (81,615)        (300,474)         (527,196)
     Other.........................................             0                0                0             2,600
                                                      -----------      -----------      -----------       -----------
     NET CASH USED BY
     INVESTING ACTIVITIES..........................    (1,155,128)      (2,108,902)      (8,220,669)       (8,273,274)
                                                      -----------      -----------      -----------       -----------


See accompanying notes and independent auditors' report.

                   SHOFFNER INDUSTRIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS





                                                            (UNAUDITED)
                                                         Three Months Ended                Years Ended
                                                      ------------------------      --------------------------
                                                      March 29,       March 31,     December 31,   December 31,
                                                         1998           1997            1997           1996
                                                      ---------       ---------     ------------   ------------
NET INCREASE (DECREASE) IN CASH
AND CASH EQUIVALENTS...............................   ($1,096,045)   ($420,388)     $   979,943     ($3,540,723)

CASH AND CASH EQUIVALENTS,
BEGINNING OF PERIOD................................     1,610,317      630,374          630,374       4,171,097
                                                       ----------    ---------      -----------      ----------

CASH AND CASH EQUIVALENTS,
END OF PERIOD......................................    $  514,272     $209,986      $ 1,610,317      $  630,374
                                                       ==========     ========      ===========      ==========


SUPPLEMENTARY DISCLOSURES

     Operating activities reflect:
       Interest paid...............................    $  309,038     $181,978      $   942,647      $  583,964
       Income taxes paid (refunded) ...............    $  120,949     $  6,006     ($   368,902)     $3,238,916





See accompanying notes and independent auditors' report.

                   SHOFFNER INDUSTRIES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     Years Ended December 31, 1997 and 1996


1.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       OPERATIONS

              Shoffner Industries, Inc. (the "Company") manufactures roof and floor trusses for the site-built residential housing market. The Company operates fourteen facilities throughout the Southeastern United States and comprises a single industry segment. No single customer represents more than ten percent of net sales.

       METHOD OF CONSOLIDATION

              The attached consolidated statements include the results of operations of the Company (Shoffner Industries, Inc.) and all of its wholly-owned subsidiaries (Shoffner Industries of Virginia, Inc., Shoffner Industries of Tennessee, Inc.). All significant intercompany transactions and balances have been eliminated. On December 31, 1996, the wholly-owned subsidiaries were merged with Shoffner Industries, Inc.

       CASH AND CASH EQUIVALENTS

              For purposes of the statements of cash flows, the Company considers cash and other demand deposits as cash equivalents.

       INVENTORIES

              Inventories are stated at the lower of average cost or market and consist of raw materials, manufactured goods, and purchased goods.

       PROPERTY, PLANT AND EQUIPMENT

              Property, plant and equipment are stated at cost. Expenditures for renewals and betterments are capitalized, and maintenance and repairs are expensed as incurred. Depreciation is computed principally by the straight-line method over the estimated useful lives of the assets as follows:

              Land improvements...................................... 10 to 35 years
              Buildings and improvements............................. 10 to 40 years
              Automobiles and trucks.................................  6 to 10 years
              Machinery and equipment................................  6 to 15 years
              Office furniture, fixtures and equipment...............  3 to 10 years

       INTEREST DURING CONSTRUCTION

              Interest cost incurred during the construction period of property and equipment is capitalized as a cost of the property and equipment. The cost capitalized during 1997 and 1996 amounts to $51,028 and $145,818, respectively.

       INCOME TAXES

              The Company elected S corporation status effective January 1, 1997. The difference between LIFO and FIFO inventory at December 31, 1996 was subject to LIFO reserve recapture in the final C-corporation year. Earnings and losses after that date will be included in the personal income tax returns of the shareholders and taxed depending on their personal tax strategies.

       REVENUE RECOGNITION AND ALLOWANCE FOR DOUBTFUL ACCOUNTS

              Revenue is recognized at the time the product is shipped to the customer. The Company accrues for bad debt expense based on its history of accounts receivable write-offs to sales. Individual accounts receivable balances are evaluated and those balances considered to be uncollectible are recorded to the allowance. Collections of amounts previously written off are recorded as an increase to the allowance. Bad debt expense amounted to $83,592 and $18,339 for 1997 and 1996, respectively.

       USE OF ESTIMATES

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       RECLASSIFICATION OF FINANCIAL STATEMENT PRESENTATION

              Certain reclassifications have been made to the December 31, 1996, financial statements to conform with the December 31, 1997, financial statement presentation. Such reclassifi- cations have no effect on net income as previously reported.


2.     LONG-TERM DEBT

              The Company had borrowings with First Union National Bank secured by all accounts receivable, inventories, machinery and equipment, and certain land and buildings. In February 1996, the Company entered into an interest rate swap agreement with First Union National Bank. The Company exchanged $3,000,000 of its variable rate debt for fixed rate debt. At

       December 31, 1997, the debt is payable at an effective fixed rate of 6.62%. This agreement will terminate March 1, 1999.

              Below is a summary of the Company's long-term debt as of December 31, 1997 and 1996.



                                                                                            1997            1996
                                                                                            ----            ----
              FIRST UNION NATIONAL BANK
                Equipment and working capital lines-of-credit ($13,000,000 limit); interest is due monthly at LIBOR + 1.25% (7.22% at
                December 31, 1997)
                and the principal is payable June 1999..............................    $ 9,000,000      $6,352,234

                Real estate loan; $9,150 plus interest due monthly at LIBOR +
                1.25% (7.22% at December 31, 1997) and the balance of the
                principal is payable
                April 1999..........................................................      1,233,250       1,343,050

              WEYERHAEUSER
                Real estate loan, secured by land and a building;
                $5,787 due monthly including interest at 7.75%
                through February 2000...............................................        133,213         189,930

              Obligations under capital lease; interest imputed at 7.58%
                 (see Note 7).......................................................      3,143,350               0
                                                                                        -----------      ----------

                                                                                         13,509,813       7,885,214

              Less:  Current maturities.............................................        353,405       1,122,946
                                                                                        -----------      ----------

                                                                                        $13,156,408      $6,762,268
                                                                                        ===========      ==========

              The bank term loan and lines of credit require the maintenance of certain financial ratios and place certain limits on business alteration.

              Current maturities of the Company's long-term debt are as follows:

                1998................................................................  $     353,405
                1999................................................................     10,410,587
                2000................................................................        240,341
                2001................................................................        246,847
                2002................................................................      2,258,633
                Thereafter..........................................................              0
                                                                                      -------------
                                                                                      $  13,509,813
                                                                                      =============


              At December 31, 1997 and 1996, the Company had $590,000 of outstanding letters of credit.


3.     DEFINED CONTRIBUTION PLAN

              During 1993, the Company established the Shoffner Industries, Inc. 401 (k) Plan. Under the Plan, eligible employees may elect to defer up to ten percent of compensation for the year, subject to Internal Revenue Service limits. The Company contributes a matching fifty percent of the first six percent of employee compensation deferral. The Company may make additional contributions to the Plan. In 1997 and 1996, the Company contributed $417,085 and $375,941 respectively, to the Plan.


4.     DEFERRED BONUS ARRANGEMENT

              The Company maintains a non-qualified deferred bonus arrangement for certain key employees. Additions to the deferred bonus accounts are based annually on the Company's profits. The amount accrued in the accounts for the years ended December 31, 1997 and 1996 totaled $124,884 and $115,335. The nonvested deferred account balances amount to $360,778 and $277,176 at December 31, 1997 and 1996, respectively.


5.     LINE OF CREDIT

              On May 1, 1997, the Company entered into a lending arrangement with its principal shareholder. The Company may borrow seasonal working capital needs from Carroll M. Shoffner under a $5,000,000 line of credit, which provides for payment of interest at the Prime Rate of First Union National Bank of North Carolina as that rate may change from time to time. The Company has no loans outstanding under this line of credit as of December 31, 1997.


6.     RELATED PARTY TRANSACTIONS

              The principal shareholder of the Company purchases building materials, trusses, etc. from the Company for various businesses that the shareholder owns. During 1997 and 1996, these purchases amounted to $705,563 and $166,122, respectively. The balance sheets include accounts receivable balances from the principal shareholder of $ 0 and $152,460 for 1997 and 1996, respectively.

              On January 2, 1996, the Company sold all of the equipment associated with its farming operations to Shoffner Ranch, Inc. a corporation owned by the principal shareholder, for $387,500.

              The Company leases certain real property from Shoffner Investments, LLC (see Note 7).


7.     LEASE COMMITMENTS

              The Company has three long-term leases with Shoffner Investments, LLC, which is owned by the Company's principal shareholder and family members. The leases are ten-year operating agreements expiring in 2006 and 2007. Options exist to extend each lease for four separate consecutive five year terms.

              During the years ended December 31, 1997 and 1996 rentals under long-term lease obligations were $698,000 and $240,000, respectively. Future lease obligations over the primary terms of the Company's long-term leases as of December 31, 1997 are:


                      Years Ended
                      December 31,..........................................      Amount
                      ------------                                              --------
                      1998..................................................   $   768,000
                      1999..................................................       768,000
                      2000..................................................       768,000
                      2001..................................................       768,000
                      2002..................................................       768,000
                      Thereafter............................................     2,902,000
                                                                               -----------
                      Total.................................................    $6,742,000
                                                                                ==========


              The Company is the lessee of an aircraft recorded under a capital lease. The lease is non-cancelable and expires May 2002. Minimum future lease payments under the capital lease agreements are as follows:


                      Year                                                        Amount
                      ----                                                     ---------
                      1998..................................................   $   428,333
                      1999..................................................       428,333
                      2000..................................................       428,333
                      2001..................................................       428,333
                      2002..................................................     2,328,618
                                                                               -----------

                      Total minimum lease payments..........................    $4,041,950
                      Less amount representing interest.....................       898,600
                                                                              ------------

                      Present value of minimum lease payments...............    $3,143,350
                                                                                ==========


              In addition to the minimum lease payments, the Company is responsible for all taxes, insurance and maintenance of the aircraft.

              As of December 31, 1997, the cost of the aircraft recorded under the capital lease was $3,251,450, the accumulated amortization was $135,477, and the net book value was $3,115,973. Amortization of leased property is included in depreciation expense.


  8.   CONCENTRATIONS OF CREDIT RISK

              The Company maintains its cash balances at a financial institution located in Burlington, North Carolina. Accounts are insured by the Federal Deposit Insurance Corporation up to $100,000. At December 31, 1997 and 1996, the Company's uninsured cash balances totaled $1,497,017 and $514,574, respectively. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk to cash.

              Credit sales are made to the Company's customers in the ordinary course of business. Generally, these sales are unsecured to the extent that State lien laws are unrecognized.


  9.   INCOME TAXES

              As discussed in Note 1, the Company changed its tax status from taxable to a pass-through entity effective as of January 1, 1997. Accordingly, the net deferred tax liability at the date that the election for the change was filed has been eliminated through an adjustment to the deferred tax provision.

              Income tax provisions for the years ended December 31, 1997 and 1996, are summarized as follows:


                                                                           1997             1996
                                                                           ----             ----
              Currently payable:
                 Federal.............................................                     $2,482,660
                 State and local.....................................   $    40,500          527,327
                                                                        -----------     ------------
                                                                             40,500        3,009,987
                                                                        -----------     ------------

              Net deferred:
                 Federal.............................................       (287,509)         94,906
                 State and local.....................................     (1,338,371)         27,558
                                                                        ------------   -------------
                                                                          (1,625,880)        122,464
                                                                        -----------     ------------
                                                                         ($1,585,380)     $3,132,451
                                                                        ============    ============


              The effective income tax rate is different from the statutory federal income tax rate for the years ended December 31, 1997 and 1996 for the following reasons:


                                                                         1997            1996
                                                                         ----            ----
              Statutory federal income tax rate......................     0.0%             34.0%
              State and local........................................     0.4               4.6
              Effect of S-election...................................   (17.7)              0.0
                                                                       ------              -----
              Effective income tax rate..............................   (17.3%)            38.6%
                                                                       ======              =====

              At December 31, 1997, no deferred tax assets or liabilities exist due to the S-election.

       Temporary differences which give rise to deferred tax assets and liabilities at December 31, 1996 are as follows:


                                                                               Deferred            Deferred
                                                                              Tax Assets        Tax Liabilities
                                                                             -----------        ----------------
                Accrued bonuses............................................     $177,453
                Depreciation and basis.....................................                         $1,834,625
                Allowance for bad debts....................................       31,292
                                                                                --------            ----------
                                                                                $208,745            $1,834,625
                                                                                ========            ==========


                In January 1998, the Company paid a dividend to its shareholders totaling approximately $2,500,000 to compensate the shareholders for the federal and state income taxes they are required to pay by April 15, 1998. The dividend is considered to be a non-taxable distribution from an S corporation for tax purposes.


10.    CHANGE IN METHOD OF ACCOUNTING FOR INVENTORIES

              The Company changed its accounting for inventories to the first-in, first-out (FIFO) method in 1996. Prior to 1978, the Company had accounted for inventories by the first-in, first-out (FIFO) method. During the period from 1978 to 1996, the inventories were determined by the last-in, first-out (LIFO) method. The new method of accounting for inventories was adopted after several years of low inflation. The LIFO method was adopted in 1978 in response to high inflation and the potential impact of overstated profits in high inflation years. The financial statements of prior years have been restated to apply the new method retroactively. For income tax purposes, the new method was also adopted. The effect of the accounting change on the net income of 1996 is an increase of $570,954.

11.    COMMITMENTS AND CONTINGENCIES

              Various lawsuits and claims, including those involving ordinary routine litigation incidental to its business, to which the Company is a party, are pending, or have been asserted, against the Company. Although the outcome of these matters cannot be predicted with certainty, and some of them may be disposed of unfavorably to the Company, management has no reason to believe that their disposition will have a material adverse effect on the consolidated financial position, operating results or liquidity of the Company.


12.    EVENT SUBSEQUENT TO THE DATE OF THE INDEPENDENT AUDITORS' REPORT
       (UNAUDITED)

              On March 30, 1998, the Company merged into UFP Acquisition Corp. II, a wholly-owned subsidiary of Universal Forest Products, Inc. Due to the merger, the Company was in default of the Promissory Note and Loan Agreement with First Union National Bank. The bank has waived those covenants.

                  PRO FORMA CONSOLIDATING FINANCIAL INFORMATION


Effective March 30, 1998, Universal Forest Products, Inc. (the "Company"), through its wholly owned subsidiary UFP Acquisition Corp. II, acquired Shoffner Industries, Inc. ("Shoffner"), a North Carolina corporation. Shoffner is a supplier of roof and floor trusses to the site-built residential housing market with 14 facilities in 7 states. The assets of Shoffner include property, plant and equipment which the Company intends to continue to use for the manufacture and supply of roof and floor trusses.

The acquisition was effected pursuant to an Agreement and Plan of Reorganization and accompanying Plan of Merger, both dated as of March 30, 1998, by and among the Company, UFP Acquisition Corp. II, Shoffner Industries, Inc., Mr. Carroll Shoffner and the shareholders of Shoffner Industries, Inc. Pursuant to the Agreement and Plan of Reorganization, Shoffner Industries, Inc. was merged with and into UFP Acquisition Corp. II, a Michigan corporation and a wholly owned subsidiary of the Company. On March 30, 1998, UFP Acquisition Corp. II changed its name to Shoffner Industries, Inc.

The following unaudited consolidating condensed pro forma balance sheet as of March 28, 1998 is based upon the historical consolidated balance sheet of the Company and the consolidated balance sheet of Shoffner as of March 29, 1998, after giving effect to the acquisition as if such transaction had occurred on March 28, 1998.

The following unaudited consolidating condensed pro forma statements of earnings for the three months ended March 28, 1998 and for the year ended December 27, 1997 are based upon the historical consolidated statements of earnings of the Company and the consolidated statements of earnings of Shoffner for those periods, after giving effect to the acquisition as if such transaction had been completed as of the beginning of the period being presented.

The consolidating condensed pro forma statements of earnings are not necessarily indicative of the results that actually would have occurred had the acquisition been completed as of the beginning of the period presented, nor are they necessarily indicative of future operating results.

The consolidating pro forma adjustments are described in the accompanying notes to the consolidating condensed pro forma financial statements. The consolidating condensed pro forma financial statements should be read in conjunction with the notes thereto and the consolidated financial statements of the Company included in the Company's Annual Report to Shareholders on Form 10-K for the fiscal year ended December 27, 1997 and Quarterly Report on Form 10-Q for the three months ended March 28, 1998, and the consolidated financial statements of Shoffner Industries, Inc. presented elsewhere in this Amendment to Current Report on Form 8-K.

                         UNIVERSAL FOREST PRODUCTS, INC.
                 CONSOLIDATING CONDENSED PRO FORMA BALANCE SHEET
                           MARCH 28, 1998 (UNAUDITED)



                                                                   (1)              (2)            (3)
                                                                   The          Shoffner      Pro Forma         Pro Forma
                                                                 Company       Industries    Adjustments        Combined
                                                                --------       ----------    -----------        ---------
ASSETS
CURRENT ASSETS:
     Cash and cash equivalents.........................   $    8,199,973   $      514,271    ($       500)  $    8,713,744
     Accounts receivable...............................       61,608,399        7,694,436                       69,302,835
     Inventories:
       Raw materials...................................       46,366,161        9,656,155        (741,965)      55,280,351
       Finished goods..................................       88,812,150        1,744,264                       90,556,414
                                                          --------------   --------------    -------------  ----------------
                                                             135,178,311       11,400,419        (741,965)     145,836,765
     Other current assets..............................        6,268,960           57,158         387,568        6,713,686
                                                          --------------   --------------    ------------   --------------
         TOTAL CURRENT ASSETS..........................      211,255,643       19,666,284        (354,897)     230,567,030

OTHER ASSETS...........................................        4,486,261        1,849,285      (1,837,569)       4,497,977
GOODWILL AND NON-COMPETE
AGREEMENTS, NET........................................       15,624,792                       66,788,198       82,412,990

PROPERTY, PLANT AND EQUIPMENT:
     Property, plant and equipment, at cost............      124,331,630       37,582,641         237,800      162,152,071
     Accumulated depreciation and amortization.........      (54,082,652)     (12,695.058)     12,695,058      (54,082,652)
                                                          --------------   --------------    ------------   --------------
         PROPERTY, PLANT AND
         EQUIPMENT, NET................................       70,248,978       24,887,583      12,932,858      108,069,419
                                                          --------------   --------------    ------------   --------------
                                                          $  301,615,674   $   46,403,152    $ 77,528,590   $  425,547,416
                                                          ==============   ==============    ============   ==============

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
     Notes payable.....................................   $   73,400,000                     $ 43,016,540   $  116,416,540
     Accounts payable..................................       38,260,663   $    2,654,540                       40,915,203
     Accrued liabilities:
       Compensation and benefits.......................       11,126,726          768,916         500,000       12,395,642
       Other...........................................        4,193,400          187,444                        4,380,844
     Current portion of long-term debt and capital
       lease obligations...............................       12,785,740          353,405                       13,139,145
                                                          --------------   --------------    ------------   --------------
         TOTAL CURRENT LIABILITIES.....................      139,766,529        3,964,305      43,516,540      187,247,374

LONG-TERM DEBT AND CAPITAL LEASE
 OBLIGATIONS, less current portion.....................       36,367,587       21,066,273                       57,433,860
DEFERRED INCOME TAXES..................................        1,766,715          129,049       5,394,797        7,290,561
OTHER LIABILITIES......................................        3,851,821          360,778                        4,212,599

SHAREHOLDERS' EQUITY:
     Common stock......................................       17,576,847           50,000       2,950,000       20,576,847
     Additional paid-in capital........................       29,905,770                       46,500,000       76,405,770
     Retained earnings.................................       73,830,004       20,832,747     (20,832,747)      73,830,004
     Foreign currency translation adjustment...........         (615,765)                                         (615,765)
                                                          --------------   --------------    ------------   --------------
                                                             120,696,856       20,882,747      28,617,253      170,196,856
     Officers' stock notes receivable..................         (833,834)                                         (833,834)
                                                          --------------   --------------    ------------   --------------
                                                             119,863,022       20,882,747      28,617,253      169,363,022
                                                          --------------   --------------    ------------   --------------
                                                          $  301,615,674   $   46,403,152    $ 77,528,590   $  425,547,416
                                                          ==============   ==============    ============   ==============


See Notes to Consolidating Condensed Pro Forma Financial Statements.

                         UNIVERSAL FOREST PRODUCTS, INC.
             CONSOLIDATED CONDENSED PRO FORMA STATEMENTS OF EARNINGS
                                 MARCH 28, 1998
                                   (UNAUDITED)




                                                          (1)           (2)
                                                       The            Shoffner         Pro Forma              Pro Forma
                                                     Company         Industries     Adjustments  Notes        Combined
                                                     -------         ----------     ------------------        --------
NET SALES......................................  $  238,197,183   $    17,230,929   ($     562,000)  (4)    $  254,866,112

COST OF GOODS SOLD.............................     213,624,610        12,577,135         (668,000)  (4)       225,533,745
                                                 --------------   ---------------    -------------          --------------

GROSS PROFIT...................................      24,572,573         4,653,794          106,000              29,332,367

SELLING, GENERAL AND
ADMINISTRATIVE EXPENSES........................      17,269,619         7,219,816       (3,176,000)  (4)        21,313,435
                                                 --------------   ---------------    -------------          --------------

EARNINGS FROM OPERATIONS.......................       7,302,954        (2,566,022)       3,282,000               8,018,932

OTHER EXPENSE (INCOME):
     Interest expense..........................       1,671,632           309,039          645,000   (5)         2,625,671
     Interest income...........................         (34,569)          (32,124)                                 (66,693)
     Other, net................................         (44,327)          105,968                                   61,641
                                                 --------------   ---------------    -------------          --------------

       TOTAL OTHER EXPENSE.....................       1,592,736           382,883          645,000               2,620,619
                                                 --------------   ---------------    -------------          --------------

EARNINGS (LOSS) BEFORE INCOME
TAXES    ......................................       5,710,218        (2,948,905)       2,637,000               5,398,313

INCOME TAXES...................................       2,133,000            50,597          (12,000)  (6)         2,171,597
                                                 --------------   ---------------    -------------          --------------

NET EARNINGS (LOSS)............................  $    3,577,218   ($    2,999,502)  $    2,649,000          $    3,226,716
                                                 ==============   ===============   ==============          ==============

EARNINGS PER SHARE - BASIC.....................  $         0.20                                             $         0.16

EARNINGS PER SHARE - DILUTED...................  $         0.20                                             $         0.15

WEIGHTED AVERAGE SHARES
OUTSTANDING - BASIC............................      17,575,000                          3,000,000              20,575,000

WEIGHTED AVERAGE SHARES
OUTSTANDING - DILUTED..........................      18,271,000                          3,000,000              21,271,000




See Notes to Consolidating Condensed Pro Forma Financial Statements.

                         UNIVERSAL FOREST PRODUCTS, INC.
             CONSOLIDATED CONDENSED PRO FORMA STATEMENTS OF EARNINGS
                                DECEMBER 27, 1997
                                   (UNAUDITED)



                                                        (1)              (2)
                                                        The            Shoffner         Pro Forma             Pro Forma
                                                      Company          Industries   Adjustments  Notes        Combined
                                                      -------          ----------   ------------------        --------
NET SALES.......................................  $ 1,066,300,174    $  91,027,391   ($ 2,493,000)  (4)    $ 1,154,834,565

COST OF GOODS SOLD..............................      970,821,283       64,329,666     (2,718,000)  (4)      1,032,432,949
                                                  ---------------    -------------   ------------          ---------------

GROSS PROFIT....................................       95,478,891       26,697,725        225,000              122,401,616

SELLING, GENERAL AND
ADMINISTRATIVE EXPENSES.........................       63,462,136       16,846,139       (833,000)  (4)         79,475,275

REORGANIZATION COSTS............................        1,698,153                                                1,698,153
                                                  ---------------    -------------   ------------          ---------------

EARNINGS FROM OPERATIONS........................       30,318,602        9,851,586      1,058,000               41,228,188

OTHER EXPENSE (INCOME):
     Interest expense...........................        4,305,088          891,619      2,581,000   (5)          7,777,707
     Interest income............................         (367,556)        (108,961)                               (476,517)
     Other, net.................................          399,983         (103,990)                                295,993
                                                  ---------------    -------------   ------------          ---------------

       TOTAL OTHER EXPENSE......................        4,337,515          678,668      2,581,000                7,597,183
                                                  ---------------    -------------   ------------          ---------------

EARNINGS (LOSS) BEFORE INCOME
TAXES    .......................................       25,981,087        9,172,918     (1,523,000)              33,631,005

INCOME TAXES....................................        9,024,878       (1,585,380)     5,071,000   (6)         12,510,498
                                                  ---------------    -------------   ------------          ---------------

NET EARNINGS (LOSS).............................  $    16,956,209    $  10,758,298   ($ 6,594,000)         $    21,120,507
                                                  ===============    =============   ============          ===============

EARNINGS PER SHARE - BASIC......................  $          0.97                                          $          1.03

EARNINGS PER SHARE - DILUTED....................  $          0.93                                          $          0.99

WEIGHTED AVERAGE SHARES
OUTSTANDING - BASIC.............................       17,528,000                       3,000,000               20,528,000

WEIGHTED AVERAGE SHARES
OUTSTANDING - DILUTED...........................       18,234,000                       3,000,000               21,234,000






See Notes to Consolidating Condensed Pro Forma Financial Statements.

                        NOTES TO CONSOLIDATING CONDENSED
                          PRO FORM FINANCIAL STATEMENTS


(1) The Company's historical consolidated balance sheet as of March 28, 1998 and the historical consolidated statements of earnings for the three months ended March 28, 1998 and the year ended December 27, 1997.

(2) Shoffner's historical consolidated balance sheet as of March 29, 1998 and the historical consolidated statements of earnings for the three months ended March 29, 1998 and the year ended December 31, 1997.

(3) Represents the consolidating condensed pro forma balance sheet adjustments required to account for the acquisition as a purchase, including the following:

       - To eliminate cash, inventory, property, plant and equipment of a sawmill operation, and cash surrender value of a life insurance policy. These assets were sold by the Company to Shoffner's majority shareholder.
       - To adjust inventory acquired to its estimated fair value.
       - To adjust property, plant and equipment acquired to its estimated fair market value and eliminate historical accumulated depreciation.
       - To record goodwill as the excess of the acquisition cost over the fair value of the net assets acquired.
       - To record the purchase of certain real estate which Shoffner leased from a related party. o To reflect the financing transaction related to the cash portion of the acquisition.
         Approximately $43.0 million was obtained through the Company's revolving credit facilities, which is classified as notes payable within current liabilities.
       - To record the issuance of 3,000,000 shares of the Company's common stock as part of the consideration exchanged related to the acquisition.
       - To capitalize costs relating to the acquisition (e.g., professional services).
       - To record an asset and liability for deferred state and federal income tax.
       - To eliminate Shoffner's historical shareholders equity.
       - To adjust certain liabilities to their estimated present values.

(4) Represents the consolidating condensed pro forma statement of earnings adjustments required to account for the acquisition as a purchase, including the following:

       - To eliminate results of operations of Shoffner's sawmill facility, which was subsequently sold by the Company, and certain activities the Company does not intend to continue.
       - To adjust depreciation expense reflecting the differences in the Company's and Shoffner's depreciable basis of property, plant and equipment.
       - To eliminate rent expenses related to three facilities that were purchased as part of the acquisition, that had previously been leased by Shoffner from a related party.

       - To record the amortization of goodwill and capitalized acquisition costs over 40 years on a straight-line basis.
       - To eliminate non-continuing miscellaneous expenses.
       - To eliminate one-time executive bonus expense related to the historic performance of Shoffner.
       - To adjust the executive compensation expense from the amount recognized by Shoffner to the current agreed upon compensation.

(5) To record interest expense associated with the financing of the acquisition.

(6) To adjust the provision for State and Federal income taxes on Shoffner's pre-tax earnings, including the effects of the pro forma adjustments.

                                   SIGNATURES


       Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        UNIVERSAL FOREST PRODUCTS, INC.


                                        By: /s/ Elizabeth A. Bowman
                                           ------------------------------
                                                Elizabeth A. Bowman
                                                Chief Financial Officer

Date:  June 12, 1998

                               INDEX TO EXHIBITS


EXHIBIT NO.                   DESCRIPTION
----------                    -----------
EX-23                         INDEPENDENT AUDITORS CONSENT